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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-42552) of Concord Camera Corp. and in the related Prospectus, and in the following Registration Statements of our report dated September 28, 2004 with respect to the consolidated financial statements of operations, stockholders' equity, and cash flows and the financial statement schedule of Concord Camera Corp., included in its Annual Report (Form 10-K) for the year ended July 1, 2006:

               Pertaining to the Concord Camera Corp.
Form S-8 No.   Stock Option Plan for:
------------   -----------------------------------------------------------------
333-80767      Concord Camera Corp. Incentive Plan
333-80705      Urs W. Stampfli
333-74754      Concord Camera Corp. Incentive Plan
333-31204      Dominic Lai
333-81726      Gerald J. Angeli
333-81766      Patrick Lam Chi Kong
333-81762      Rita Occhionero
333-81760      Alberto Pineres
333-81724      Ralph Sutcliffe
333-102976     Jy Chi George Yu
333-102981     Concord Camera Corp. 2002 Incentive Plan for New Recruits
333-102978     Concord Camera Corp. 2002 Incentive Plan for Non-Officer
                  Employees, New Recruits and Consultants


                                        /s/ Ernst & Young LLP
                                        ----------------------------------------
                                        Certified Public Accountants

Fort Lauderdale, Florida
September 8, 2006